SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT FOR THE LENOX VILLAGE PORTFOLIO

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT FOR THE LENOX VILLAGE PORTFOLIO (this “Second Amendment”) is made and entered into as of the 25th day of September, 2015 by and between LENOX VILLAGE PROPERTIES, LLC, a Tennessee limited liability company, LENOX VILLAGE LIFESTYLE CENTER, LLC, a Tennessee limited liability company, and LENOX VILLAGE LIFESTYLE CENTER III, LLC, a Tennessee limited liability company (collectively referred to herein as the “Seller”), and PREFERRED APARTMENT COMMUNITIES OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Purchaser”).

RECITALS

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement For The Lenox Village Portfolio dated August 11, 2015, as amended by that certain First Amendment to Purchase and Sale Agreement For The Lenox Village Portfolio dated September 15, 2015 (collectively, the “Agreement”), for the sale and acquisition of three (3) separate properties more particularly described in Exhibit A of the Agreement and referred to herein as “Lenox Village Town Center”; the “Regent Building”; and “LV III” (each, a “Property” and collectively, the “Properties”); and

WHEREAS, Seller and Purchaser now desire to amend and modify the Agreement as set forth below.

NOW, THEREFORE, for and in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

1.	All capitalized terms used herein and not otherwise defined shall have those meanings ascribed to such terms in the Agreement.

2.	The first sentence in Section 1.02 of the Agreement is hereby deleted in its entirety and the following language is hereby inserted in lieu thereof:
“The purchase price (the “Purchase Price”) for the Property shall be Seventy Seven Million Six Hundred Fifteen Thousand and No/100ths Dollars ($77,615,000.00), and shall be paid by Purchaser as follows:”

3.	The language in Section 1.02(b) of the Agreement is hereby deleted in its entirety and the following language is hereby inserted in lieu thereof:
“The balance of the Purchase Price less the outstanding principal balance of the Loan (as hereinafter defined) as of the Closing Date (the "Cash Portion of the Purchase Price"), plus or minus prorations, credits and adjustments as provided in this Agreement, shall be paid by wire transfer at Closing to the Escrow Agent to be paid as directed by Seller upon the Closing.”

4.	The following language is hereby added as Sections 1.02(c), 1.02(d) and 1.02(e) to the Agreement:
“(c)    Notwithstanding anything contained in this Agreement to the contrary, Purchaser shall have no obligation to purchase the Property unless and until (and subject to any of Purchaser's termination rights contained in this Agreement) Seller and Purchaser have secured from the existing mortgagee of Lenox Village Town Center ("Lender") approval for an assumption of the loan secured by Lenox Village Town Center (the "Loan Assumption," and the loan, the "Loan," respectively) to be executed by Purchaser at Closing, which, as to Lenox Village Town Center, shall have:
(i)    an original principal balance of $33,625,000.00;
(ii)    a fixed annual interest rate of 3.82%;
(iii)    monthly payments of principal and interest in the amount             of $157,061.24 throughout the term of the Loan; and
(iv)    a maturity date of May 1, 2019.

(d) Purchaser shall be responsible for any and all fees and expenses of Lender     in connection with the Loan Assumption (excluding the payment of a loan assumption or transfer fee (the “Loan Transfer Fee”) in an amount not to exceed one percent (1%) of the Loan, such Loan Transfer Fee being paid by Seller). Seller shall receive a credit at Closing for the balance of the funds maintained by Lender in the “Replacement Reserve Fund” under the terms of the Loan and not otherwise distributed by Lender to Seller at Closing (such Replacement Reserve Fund, as of the Effective Date, has an approximate balance of $155,000).

(e)    Purchaser shall submit an application to Lender for the assumption of the     Loan as soon as practicable and thereafter take all commercially reasonable efforts to pursue to completion the Loan Assumption. Purchaser and Seller shall use commercially reasonable efforts, including without limitation, the furnishing of all commercially reasonable documents, executed forms, instruments, financial statements and other materials requested by Lender, in a timely manner, to obtain the consent of the Lender to the transfer of Lenox Village Town Center to Purchaser or a bankruptcy remote, special purpose entity to be formed by Purchaser to purchase Lenox Village Town Center as permitted pursuant and subject to the provisions of Section 15.03 herein. If the Loan Assumption is not approved by Lender on or before November 24, 2015 (the “Loan Assumption Approval Date”), Purchaser shall have the right to extend the Loan Assumption Approval Date to December 24, 2015 (the “Outside Loan Assumption Approval Date”) if Purchaser has entered into an index rate lock agreement with the prospective lender for the acquisition loan for LV III. If the Loan Assumption is not approved by Lender on or before the Outside Loan Assumption Approval Date, or if Lender affirmatively disapproves the Loan Assumption for any reason at any time, either Seller or Purchaser shall have the right to terminate this Agreement by giving notice to the other, and upon such termination, the Escrow Agent shall return the Deposit to Purchaser. Upon such termination, neither party shall have any further rights, obligations orliabilities hereunder, except as otherwise expressly set forth herein.”

5.
Seller and Purchaser hereby agree that upon execution of this Second Amendment the Due Diligence Period, as described in Section 2.01 of the Agreement, will have expired, with Purchaser’s execution of this Second Amendment being deemed to be notification to Seller that Purchaser has decided to proceed with the Closing of this transaction, subject to the terms of the Agreement. Purchaser shall deliver the additional Five Hundred Thousand and No/100ths Dollars ($500,000.00) to the Escrow Agent as described in Section 1.2(a) of the Agreement on September 28, 2015.

6.	The first sentence in Section 3.01 of the Agreement is hereby deleted in its entirety and the following language is hereby inserted in lieu thereof:
“The closing of the purchase transactions contemplated by this Agreement (the “Closing”), shall occur on or before the date (the “Closing Date”) that is fifteen (15) days following the delivery of Lender’s formal written notice of the approval of the Loan Assumption to Purchaser, unless otherwise agreed to in writing by the parties. Notwithstanding the foregoing, Seller and Purchaser hereby agree and covenant that the Closing Date can occur no earlier than November 9, 2015 and no later than December 31, 2015.”

7.	Seller and Purchaser hereby agree that the following shall be added to Section 3.01 of the Agreement as a condition to Purchaser’s obligations to proceed to Closing that, as of the Closing Date:
“(l) Lender shall have given approval of the Loan Assumption on the terms described in Section 1.02(c) hereof.”

8.	The following language is hereby added as Sections 7.13, 7.14, 7.15 and 7.16 to the Agreement:
“7.13.    Seller agrees to perform the repairs and other work to the Property described on Exhibit 7.13 attached hereto and made a part hereof (the “Property Repairs”) at Seller’s cost and expense and completed on or before the Closing Date. Purchaser and Seller shall inspect the status of the Property Repairs no later than five (5) business days prior to the Closing Date (the “Property Repair Inspection Date”) to determine if the Property Repairs have been completed to Purchaser’s reasonable satisfaction. If the Property Repairs are not complete to Purchaser’s reasonable satisfaction on or before the Property Repair Inspection Date, Seller and Purchaser shall agree, in the exercise of their reasonable business judgment, on the cost to complete the Property Repairs (the “Property Repair Completion Amount”). In the event that Seller and Purchaser cannot agree on the Property Repair Completion Amount on or before three (3) business days prior to the Closing Date, Seller and Purchaser shall retain a mutually agreeable third party contractor (the “Contractor”) to determine the Property Repair Completion Amount on or before the Closing Date, and Seller shall deposit with Escrow Agent at the Closing, pursuant to an escrow agreement mutually acceptable to Seller and Purchaser, an amount equal to one hundred twenty five percent (125%) of the Property Repair Completion Amount determined by Seller and Purchaser or the Contractor in the event of disagreement between Seller and Purchaser as described above (the “Property Repair Escrow Funds”). Seller agrees to complete the Property Repairs as soon as possible after the Closing Date, but in no event later than ninety (90) days after the Closing Date (the “Outside Completion Date”). Upon completion of the Property Repairs to Purchaser’s reasonable satisfaction, Seller shall have the right to present bills or invoices for the lien-free completion of the Property Repairs to Escrow Agent and receive from Escrow Agent the Property Repair Escrow Funds. In the event the Property Repairs are not completed to Purchaser’s reasonable satisfaction on or before the Outside Completion Date, the Property Repair Escrow Funds shall be disbursed by Escrow Agent to Purchaser.
7.14.    Seller acknowledges that its affiliate, Lenox Village III, LLC (“Lenox Village III”), has created a plan for the location of a trash compaction container (the “Trash Compactor”) on its property lying to the south of Lenox Village Town Center along Porter House Drive (the “Lenox Village III Property”) for the purpose of providing to Lenox Village Town Center a container for the disposal of trash and refuse generated in the operation of Lenox Village Town Center. In addition to pursuing the required permitting for the specific location and operation of the Trash Compactor from the appropriate governmental authority (the “Governmental Authority”), Lenox Village III is also negotiating with Waste Management for the leasing of the Trash Compactor. Seller hereby agrees: (i) to cause Lenox Village III to submit to Purchaser for its review and approval the proposed lease to be entered into with Waste Management (the “Waste Management Lease”) on or before the date that is five (5) business days prior to the Closing Date; (ii) to submit to Purchaser for its review and approval the proposed plan for the location of the Trash Compactor on the Lenox Village III Property prior to final approval by the Governmental Authority; (iii) to cause Lenox Village III to assign the Waste Management Lease to Purchaser at Closing pursuant to an assignment and assumption agreement satisfactory to Purchaser; and (iv) to cause Lenox Village III to enter into an easement agreement with Purchaser at Closing (the “Trash Compactor Easement”), in a form satisfactory to Purchaser, granting to Purchaser an easement on and across the Lenox Village III Property at a location approved by Purchaser (the “Trash Compactor Easement Area”) for the purpose of locating and operating the Trash Compactor. Seller shall have the right to cause Lenox Village III to convey the Trash Compactor Easement Area to Purchaser within six (6) months after the Closing Date by quitclaim deed for consideration of ten dollars ($10.00), with such right to convey to expressly survive the Closing.
7.15.    Seller shall enter into lease renewals with Adecco Staffing (“Addeco”), Menchie’s (“Menchie’s”) and Sushi Me (“Sushi Me    “) for a renewal term of no less than two (2) years and at or above current or existing rental rates (individually, a “Lease Renewal”, and collectively, the “Lease Renewals”). In the event that Lease Renewals for Addeco, Menchie’s and Sushi Me have not been signed and entered into and delivered to Purchaser on or before the date that is five (5) business days prior to the Closing Date, Seller agrees to pay at Closing invoices provided to Seller related to Project Costs of Purchaser up to but not exceeding the following amounts: (i) if a Lease Renewal is not signed for Addeco, the sum of $15,594.93; (ii) if a Lease Renewal is not signed for Menchie’s, the sum of $10,735.25; and (iii) if a Lease Renewal is not signed for Sushi Me, the sum of $14,938.65.
7.16    Seller shall provide to Purchaser on or before the date that is five (5) business days prior to the Closing Date the fire, life and safety inspection reports for (i) all sprinklers at the Regent Building, and (ii) all alarms and fire extinguishers at Lenox Village Town Center. In the event any of such reports indicate deficiencies regarding the sprinklers, alarms or fire extinguishers, Seller agrees to repair such deficiencies on or before the Closing Date.”

9.	The following language is hereby added as Sections 9.01(t), 9.01(u), 9.01(v) and 9.01(w) to the Agreement:
“(t)    The agreement documenting the Loan Assumption and any other documents reasonably required by the Lender to be executed by Seller and Purchaser.
(u)    The Trash Compactor Easement duly executed by Lenox Village III in form suitable for recording.
(v)    The assignment and assumption of the Waste Management Lease duly executed by Lenox Village III, together with the original Waste Management Lease.
(w)    The originals of the Lease Renewals, if any.”

10.	The language in Section 9.02(a) of the Agreement is hereby deleted in its entirety and the following language is hereby inserted in lieu thereof:
“the Cash Portion of the Purchase Price due pursuant to Section 1.02(a) & (b), in immediately available funds by Federal Reserve Bank wire transfer to such account(s) and bank(s) as Seller shall designate in writing;”

11.	The following language is hereby added as Sections 9.02(g), 9.02(h) and 9.02(i) to the Agreement:
“(g)    The agreement documenting the Loan Assumption and any other documents reasonably required by the Lender to be executed by Seller and Purchaser.
(h)    The Trash Compactor Easement duly executed by Purchaser in form suitable for recording.
(i)    The assignment and assumption of the Waste Management Lease duly executed by Purchaser.”

12.	Except as expressly amended herein, all terms and conditions of the Agreement remain in full force and effect.
13.    This Second Amendment may be executed via facsimile or electronic PDF counterpart and a facsimile or PDF signature page shall be deemed an original for purposes of this First Amendment.
[SIGNATURES COMMENCE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have hereto signed, sealed, and delivered this Second Amendment as of the date first above written.

SELLER:
LENOX VILLAGE PROPERTIES, LLC, a
Tennessee limited liability company
By:/s/ David C McGowan_____________

Name: _ David C McGowan___________

Title: _Chief Manager_________________

LENOX VILLAGE LIFESTYLE CENTER, LLC, a
Tennessee limited liability company

By:/s/ David C McGowan_____________

Name: _ David C McGowan___________

Title: _Chief Manager_________________

LENOX VILLAGE LIFESTYLE CENTER III, LLC,
a Tennessee limited liability company

By:/s/ David C McGowan_____________

Name: _ David C McGowan___________

Title: _Chief Manager_________________

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

PURCHASER:

PREFERRED APARTMENT COMMUNITIES OPERATING             PARTNERSHIP, L.P., a Delaware limited partnership

By:    Preferred Apartment Advisors, LLC,     a Delaware limited liability                 company, its Agent

By: _/s/ Jeffrey R. Sprain_________________
Jeffrey R. Sprain
General Counsel and Secretary

Exhibit 7.13
Property Repairs

[On File with the Company]